UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

AMERICAN AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Skyview Drive, Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(682) 278-9000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 27, 2026, American Airlines, Inc. announced the pricing of its offering of (i) $1,051,470,000 aggregate face amount of Class A enhanced equipment trust certificates and (ii) $273,912,000 aggregate face amount of Class B enhanced equipment trust certificates.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated as of July 27, 2026, among Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as the representatives of the underwriters named therein, and American Airlines, Inc.

1.2	Underwriting Agreement, dated as of July 27, 2026, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as the representatives of the underwriters named therein, and American Airlines, Inc.

23.1	Consent of Aircraft Information Services, Inc. relating to the Class A Certificates

23.2	Consent of BK Associates, Inc. relating to the Class A Certificates

23.3	Consent of Morten Beyer & Agnew, Inc. relating to the Class A Certificates

23.4	Consent of Aircraft Information Services, Inc. relating to the Class B Certificates

23.5	Consent of BK Associates, Inc. relating to the Class B Certificates

23.6	Consent of Morten Beyer & Agnew, Inc. relating to the Class B Certificates

104.1	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: July 28, 2026	By:	/s/ Devon E. May
Devon E. May
Executive Vice President and Chief Financial Officer